UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 27, 2005

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440

(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota		55426
(Mail: P.O. Box 1113)		(Mail: 55440)

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Fiscal 2006 Performance Awards

On June 27, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of General Mills, Inc. (the “Company”) approved fiscal 2006 corporate performance measures, and individual performance measures for the Company’s chief executive officer, under the Company’s Executive Incentive Plan (the “EIP”). The EIP provides Company executives with an annual opportunity to earn incentive awards of cash and restricted stock based on corporate, business unit and individual performance.

Awards under the EIP are determined by multiplying an executive’s base salary by a base incentive rate (a percentage of salary that increases with the level of responsibility), his or her individual performance rating and the corporate performance rating. For executives in operating units, the corporate rating is weighed with a business unit rating.

The corporate performance rating for fiscal 2006 will be based 50 percent on the Company’s operating profit and earnings-per-share performance, 25 percent on net sales growth and 25 percent on the improvement in return-on-capital. The Committee may also consider the Company’s progress versus diversity, cultural and leadership development objectives in determining the corporate performance rating.

Business unit ratings for fiscal 2006 will be based on financial performance measures, such as profit and revenue growth.

Individual performance ratings for fiscal 2006 will be based on achievement of specific objectives, such as financial and operating results, completion of major projects, the quality of business plans and strategies, and progress in organizational and management development and diversity.

Fiscal 2005 Performance Awards

In June 2004, the Committee established fiscal 2005 corporate performance measures, and individual performance measures for the Company’s chief executive officer, under the EIP.

The corporate performance rating for fiscal 2005 was based 75 percent on the Company’s earnings-per-share performance and 25 percent on a series of earnings quality and strategic growth goals. Key earnings quality measurements included net sales growth, debt reduction and delivered margin improvement. Strategic growth measurements included market share performance, new product performance, consumer preference, product nutrition improvement, and profit and volume targets in highly strategic parts of the business.

Business unit ratings for fiscal 2005 were based 75 percent on financial performance and 25 percent on the quality of this financial performance and progress against strategic growth priorities. Business unit financial performance was measured by earnings before interest and taxes, volume, productivity improvements and/or cost-per-case targets.

Individual performance ratings for fiscal 2005 were based upon achievement of specific objectives, such as financial and operating results, completion of major projects, the quality of business plans and strategies, and progress in organizational and management development and diversity.

The Company will pay, in July 2005, the cash component of fiscal 2005 EIP awards in accordance with the foregoing performance measures.

The Company will provide additional information regarding the compensation of its executive officers in its Proxy Statement for the 2005 Annual Meeting of Stockholders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 1, 2005

GENERAL MILLS, INC.

By:	/s/ Siri S. Marshall

Name: Siri S. Marshall
Title: Senior Vice President, General Counsel &
Secretary